Exhibit 3(i)(c)
                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              PORT INDUSTRIES, INC.

We, Robert F. Holmgren and R. 0. Knutson, do hereby certify that we are, respectively, the President and Secretary of Port Industries, Inc., a Minnesota corporation, and that paragraph 5 of the Articles of Incorporation of the corporation was duly amended in its entirety by a resolution duly adopted by the shareholders at the annual meeting of shareholders held on February 29, 1972, in accordance with the statutes of the State of Minnesota and the Articles of Incorporation of the corporation, such paragraph 5 to read as follows:

                 5. The total authorized number of shares of this corporation is 1,000,000, all of which shall be Common Shares of the par value of 10/ each."

                 IN WITNESS WHEREOF', we have hereunto set our hands as President and-Secretary, respectively, of Port Industries, Inc., and affixed the seal of said corporation this 6th day 1972.

                                             ----------------------------
                                             Robert F. Holmgren, President

                                             -----------------------------
                                             R.U. Knutson, Secretary

  STATE OF MINNESOTA    )
                        )      SS.
COUNTY OF HENNEPIN      )

                 On this 6th day of March, 1972, before me, a Notary ,Public within and for said County, personally appeared Robert F. Holmgren and R. 0. Knutson, to me personally known, who, being each by me duly sworn, did say that they are, respectively, the President and Secretary of PORT INDUSTRIES, INC., the corporation named in the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its shareholders,and that said Robert F. Holmgren and R. 0. Knutson acknowledged said instrument to be the free act and deed of said corporation.

                                             --------------------------
                                                Notary Public





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